                                                                 Exhibit 10.17








                                  CREDIT AGREEMENT


                          EPIC MASTER FUNDING CORPORATION

                                   (as Borrower),


                                 EPIC RESORTS, LLC


                                        and


                      PRUDENTIAL SECURITIES CREDIT CORPORATION

                                (as Initial Lender)



                           Dated as of September 28, 1998

                                  TABLE OF CONTENTS

                                                                           PAGE
SECTION 1.  COMMITMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     Section 1.1.   Advances. . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2.   Borrowings; Closings. . . . . . . . . . . . . . . . . . . . 2
     Section 1.3.   Borrowing Notices . . . . . . . . . . . . . . . . . . . . . 3
     Section 1.4.   Amount of Advances. . . . . . . . . . . . . . . . . . . . . 3
     Section 1.5.   Indenture . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 1.6.   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 1.7.   Payment Instructions. . . . . . . . . . . . . . . . . . . . 4

SECTION 2.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . 4

     Section 2.1.   General Representations and Warranties of the Borrower. . . 4
     Section 2.2.   General Representations and Warranties of Epic and the
                    Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.3.   Representations and Warranties with Respect to the
                    Specified Loans . . . . . . . . . . . . . . . . . . . . . .10

SECTION 3.  CONDITIONS OF OBLIGATION TO MAKE INITIAL ADVANCE ON INITIAL
            FUNDING DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . .19

     Section 3.1.   Other Agreements. . . . . . . . . . . . . . . . . . . . . .19
     Section 3.2.   Opinion of Special Counsel. . . . . . . . . . . . . . . . .19
     Section 3.3.   Opinions of Local Counsel . . . . . . . . . . . . . . . . .19
     Section 3.4.   Opinion of Trustee's Counsel. . . . . . . . . . . . . . . .20
     Section 3.5.   Organizational and Other Documents. . . . . . . . . . . . .20
     Section 3.6.   Necessary Consents. . . . . . . . . . . . . . . . . . . . .20
     Section 3.7.   Representations True; No Event of Default . . . . . . . . .20
     Section 3.8.   ENGAGEMENT LETTER . . . . . . . . . . . . . . . . . . . . .20
     Section 3.9.   PERFECTION. . . . . . . . . . . . . . . . . . . . . . . . .20

SECTION 4.  CONDITIONS OF OBLIGATION TO MAKE ADVANCES ON ANY FUNDING DATE . . .21

     Section 4.1.   Performance of Obligations. . . . . . . . . . . . . . . . .21
     Section 4.2.   Representations True; No Event of Default . . . . . . . . .21
     Section 4.3.   No Merger or Change in Control. . . . . . . . . . . . . . .21
     Section 4.4.   Searches. . . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 4.5.   Consents and Approvals. . . . . . . . . . . . . . . . . . .21
     Section 4.6.   Proceedings, Instruments, etc.. . . . . . . . . . . . . . .22
     Section 4.7.   Other Documents . . . . . . . . . . . . . . . . . . . . . .22
     Section 4.8.   Continuance of an Event of Default or Funding
                    Termination Event . . . . . . . . . . . . . . . . . . . . .22
     Section 4.9.   Validity of Funding Notes . . . . . . . . . . . . . . . . .22
     Section 4.10.  Trust Receipt . . . . . . . . . . . . . . . . . . . . . . .22
     Section 4.11.  Membership Loans. . . . . . . . . . . . . . . . . . . . . .22

SECTION 5.  CERTAIN SPECIAL RIGHTS. . . . . . . . . . . . . . . . . . . . . . .22

     Section 5.1.   Home Office Payment . . . . . . . . . . . . . . . . . . . .22
     Section 5.2.   Certain Taxes . . . . . . . . . . . . . . . . . . . . . . .23
     Section 5.3.   Substitution of Initial Lender. . . . . . . . . . . . . . .23

SECTION 6.  ADVANCE MATURITY; ADVANCE PREPAYMENTS . . . . . . . . . . . . . . .24

     Section 6.1.   Advance Maturity. . . . . . . . . . . . . . . . . . . . . .24
     Section 6.2.   Mandatory Prepayments . . . . . . . . . . . . . . . . . . .24
     Section 6.3.   Voluntary Prepayments . . . . . . . . . . . . . . . . . . .25

SECTION 7. ASSIGNMENTS AND PARTICIPATIONS . . . . . . . . . . . . . . . . . . .25

                                      -2-

     Section 7.1.   Assignments . . . . . . . . . . . . . . . . . . . . . . . .25
     Section 7.2.   Participations. . . . . . . . . . . . . . . . . . . . . . .26

SECTION 8.  CERTAIN COVENANTS OF THE BORROWER . . . . . . . . . . . . . . . . .26

SECTION 9.  CERTAIN COVENANTS OF EPIC . . . . . . . . . . . . . . . . . . . . .31

     Section 9.1.   Existence . . . . . . . . . . . . . . . . . . . . . . . . .31
     Section 9.2.   Compliance with Law, etc. . . . . . . . . . . . . . . . . .32
     Section 9.3.   Payment of Taxes and Claims . . . . . . . . . . . . . . . .32
     Section 9.4.   Inspection.   . . . . . . . . . . . . . . . . . . . . . . .32
     Section 9.5.   Consolidation and Merger. . . . . . . . . . . . . . . . . .33
     Section 9.6.   Control . . . . . . . . . . . . . . . . . . . . . . . . . .33
     Section 9.7.   Tax Returns . . . . . . . . . . . . . . . . . . . . . . . .33
     Section 9.8.   Protection of Right, Title and Interest . . . . . . . . . .34
     Section 9.9.   Further Assurances. . . . . . . . . . . . . . . . . . . . .35
     Section 9.10.  Independence. . . . . . . . . . . . . . . . . . . . . . . .35
     Section 9.11.  Other Agreements and Parties. . . . . . . . . . . . . . . .36
     Section 9.12.  Servicing Arrangements. . . . . . . . . . . . . . . . . . .36
     Section 9.13.  Certain Reports . . . . . . . . . . . . . . . . . . . . . .36
     Section 9.14.  Insurance Coverage. . . . . . . . . . . . . . . . . . . . .37
     Section 9.15.  Financial Covenants . . . . . . . . . . . . . . . . . . . .37
     Section 9.16.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .37

SECTION 10.  INFORMATION TO BE FURNISHED TO INITIAL LENDER. . . . . . . . . . .37

     Section 10.1.  Information to be Furnished by the Borrower and Epic. . . .37

SECTION 11. DEFAULTS, REMEDIES AND TERMINATION. . . . . . . . . . . . . . . . .38

     Section 11.1.  Events of Default . . . . . . . . . . . . . . . . . . . . .38

SECTION 12. INTERPRETATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . .40

     Section 12.2.  Accounting Terms. . . . . . . . . . . . . . . . . . . . . .40
     Section 12.3.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .40
     Section 12.4.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . .40
     Section 12.5.  Independence of Covenants, etc. . . . . . . . . . . . . . .40

SECTION 13.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .41

     Section 13.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .41
     Section 13.2.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . .41
     Section 13.3.  Successors and Assigns. . . . . . . . . . . . . . . . . . .41
     Section 13.4.  Amendment and Waiver. . . . . . . . . . . . . . . . . . . .41
     Section 13.5.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . .42
     Section 13.6.  Reproduction of Documents . . . . . . . . . . . . . . . . .42
     Section 13.7.  Consent to Jurisdiction and Venue . . . . . . . . . . . . .43
     Section 13.8.  No Petition . . . . . . . . . . . . . . . . . . . . . . . .43
     Section 13.9.  Acts of Lender. . . . . . . . . . . . . . . . . . . . . . .44
     Section 13.10. Confidentiality . . . . . . . . . . . . . . . . . . . . . .44

EXHIBIT A:  Form of Borrowing Notice

EXHIBIT B:  Opinion of Special Counsel

ANNEX A:  Variable Funding Notes Definitions

          CREDIT AGREEMENT dated as of September 28, 1998 among Epic Master Funding Corporation, a Delaware corporation (the "Borrower"), Epic Resorts, LLC, a Delaware limited liability company ("Epic") and Prudential Securities Credit Corporation (the "Initial Lender").

          WHEREAS, the Borrower has requested that the Initial Lender make advances to the Borrower and the Initial Lender is prepared to make such advances upon the terms and subject to the conditions hereof.

          WHEREAS, the advances hereunder shall be evidenced by the Borrower's Variable Funding Notes (the "Funding Notes"), issued to the Initial Lender under a master trust indenture, dated as of September 28, 1998 (the "Indenture"), among the Borrower, Epic and Marine Midland Bank, as trustee (the "Trustee"). The Notes shall be entitled to the benefits of the Indenture.

          WHEREAS, in connection with and pursuant to the terms and conditions of an engagement letter dated September 28, 1998 (the "Engagement Letter"), between Epic and Prudential Securities Incorporated ("PSI"), an affiliate of the Initial Lender, the Initial Lender is entering into this Agreement with the Borrower and Epic.

          NOW, THEREFORE, in consideration of the covenants and the agreements contained herein, the parties hereto agree as follows:

SECTION 1.  COMMITMENT

          Section 1.1. ADVANCES. The Initial Lender agrees, on the terms of this Agreement and subject to the conditions hereof, to make Advances, beginning on the date hereof and ending on the Commitment Termination Date, to the Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment as then in effect. Each Advance shall (a) mature on the Maturity Date and (b) bear interest from the date thereof until such Advance shall be paid in accordance with the terms hereof (whether at maturity, mandatory prepayment, by acceleration or otherwise) and payable on each Payment Date in accordance with the provisions of Section 13.5 of the Indenture. Interest shall be computed on an actual/360 basis, and on each Payment Date shall equal all unpaid interest accrued in respect of the related Interest Period. If the Borrower shall have paid or agreed to pay any interest on any Advance in excess of that permitted by law, then it is the express intent of the parties hereto with respect thereto that (i) to the extent possible given the term of such Advance, all excess amounts previously paid or to be paid by the Borrower be applied to reduce the principal amount of such Advance and the provisions thereof immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (ii) to the extent that the reduction of the principal amount of, and the amounts collectible under, such Advance and the reformation of the provisions thereof described in the immediately preceding clause (i) are not possible given the term of such Advance, such excess amount shall be deemed to have been paid with respect to such Advance as a result of an error and upon the Lender obtaining actual knowledge of such error, such amount shall be refunded to the Borrower. Each Advance shall be subject to mandatory repayment as set forth in Section 6.2 hereof. All sums payable by the Borrower under this Agreement and the Advances shall be paid without counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

          Section 1.2. BORROWINGS; CLOSINGS. (a) Subject to the satisfaction of the conditions set forth in Sections 3 and 4, the initial Advance is to be made on a date mutually agreed upon by the Borrower and the Lender (the "Initial Funding Date"). Additional Advances may be made on subsequent Business Days (each, a "Subsequent Funding Date", the Subsequent Funding Dates, together with the Initial Funding Date, the "Funding Dates," and, either the Initial Funding Date or a Subsequent Funding Date, a "Funding Date") to the extent the Lender has received prior notice thereof in accordance with the provisions of Section
1.3 hereof and the conditions set forth in Section 4 have been satisfied.

          (b) The Advances shall be evidenced by the Borrower's Funding Notes issued pursuant to the terms of the Indenture, which Funding Notes shall be dated the date of the delivery of such Funding Notes to the Initial Lender under the Indenture, payable to the Initial Lender in a principal amount equal to the maximum amount of the Commitment and as otherwise duly completed. The date and amount of each Advance made by the Initial Lender to the Borrower, the applicable interest rate and each payment made on account of the principal thereof, shall be recorded by the Initial Lender on its books and, prior to any transfer of the Funding Notes, endorsed by the Initial Lender on the schedule attached to the Funding Notes or any continuation thereof.

          (c) The Initial Lender shall be entitled to have the Funding Notes subdivided, by exchange for Funding Notes of lesser denominations or otherwise in connection with an assignment of all or any portion of the Advances and the Funding Notes pursuant to the terms of this Agreement; provided that in no event may the Funding Notes be subdivided into denominations of less than $500,000.

          Section 1.3. BORROWING NOTICES. The Borrower will give notice substantially in the form of Exhibit A hereto of each Advance (a "Borrowing Notice") to the Initial Lender, the Trustee and the Custodian, which notice shall be irrevocable and effective only upon receipt by the Initial Lender, the Trustee and the Custodian. A Borrowing Notice for an Advance: (i) less than or equal to $2,000,000 must be received by the Initial Lender, the Trustee and the Custodian not later than 1 p.m. New York City time on the second Business Day prior to the proposed Funding Date of such Advance; (ii) exceeding $2,000,000 but less than $5,000,000 must be received by the Initial Lender, the Trustee and the Custodian not later than 1 p.m. New York City time on the fourth Business Day prior to the proposed Funding Date of such Advance; and (iii) equal to or greater than $5,000,000 must be received by the Initial Lender, the Trustee and the

Custodian not later than 1 p.m. New York City time on the tenth Business Day prior to the proposed Funding Date of such Advance. The Borrower may not request more than one Advance in any one calendar week. Accompanying each Borrowing Notice shall be a true and correct Schedule of Loans containing the Required Information, in electronic format with hard copies thereof, with respect to the Loans that are the subject of the Borrowing Notice.

          Section 1.4. AMOUNT OF ADVANCES. Except as provided in the next paragraph, on each Funding Date, the Initial Lender will make an Advance to the Borrower in amount equal to the amount requested in the related Borrowing Notice (which amount shall equal the Loan Acquisition Price for the Eligible Loans to be funded by such Advance) available to the account of the Borrower not later than 5:00 P.M. (New York City time). Such funds shall be made available by the Initial Lender to the Borrower in immediately available funds, by deposit directly to an account designated by the Borrower to the Initial Lender. Each request for an Advance hereunder shall be irrevocable.

          Notwithstanding the previous paragraph and anything herein to the contrary, the Initial Lender shall not be required to make an Advance in the amount specified in the related Borrowing Notice to the Borrower if the requested Advance (i) is in excess of the Available Facility Amount or (ii) would, if such Advance were made, cause a Borrowing Base Deficiency. In such event, however, the Initial Lender will make an Advance equal to the lesser of
(a) the Available Facility Amount, or (b) one dollar less than the amount which would cause a Borrowing Base Deficiency.

          Section 1.5. INDENTURE. The Funding Notes evidencing the Advances made hereunder are to be secured pursuant to the Indenture. The Assets allocated to secure the Borrower's obligations under this Agreement are identified in Schedule 1 (as it may be amended from time to time) to the Indenture.

          Section 1.6. TERM. The Commitment will terminate on the Commitment Termination Date.

          Section 1.7. PAYMENT INSTRUCTIONS. Each of the Lender and Epic shall provide written payment instructions (including the account number of the bank account to which payments are to be directed and the name, address and ABA number of the bank in which such account is maintained, if payments are to be made to such party by the wire transfer of immediately available funds) to the Trustee. No later than the second Business Day of each month, the Lender shall also provide an invoice to Epic, the Borrower, the Trustee and the Servicer in respect of the Funding Notes Interest due for the related Payment Date. Failure to provide such notice shall not affect such party's right to receive any funds to which it is otherwise entitled in accordance with the Program Documents, but failure to deliver such notice may result in a delay in the receipt of such funds.

SECTION  2.  REPRESENTATIONS AND WARRANTIES.

          Each of the Borrower and Epic represents and warrants to the Lender, as of the date hereof, and as of each Funding Date, as follows:

          Section 2.1.  GENERAL REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

          (a) DUE FORMATION; VALID EXISTENCE AND GOOD STANDING. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its formation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on the business of the Borrower or its ability to perform its obligations under this Agreement or any other documents or transactions contemplated hereunder or the validity or enforceability of the Loans.

          (b) POSSESSION OF LICENSES, CERTIFICATES, FRANCHISES AND PERMITS. The Borrower holds all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business of the Borrower or its ability to perform its obligations under this Agreement or any other documents or transactions contemplated hereunder or the validity or enforceability of the Loans.

          (c) AUTHORITY AND POWER. The Borrower has all requisite power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents (including the Assignments from it to Epic or the Trustee) and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other documents or transactions contemplated hereunder. The Borrower has all requisite power and authority to originate, acquire, own, purchase and receive from Epic the Loans.

          (d) AUTHORIZATION, EXECUTION AND DELIVERY; VALID AND BINDING. This Agreement and all other documents and instruments required or contemplated hereby to be executed and delivered by the Borrower have been duly authorized, executed and delivered by the Borrower and, assuming the due execution and delivery by the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Borrower in accordance with their respective terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Borrower and to general principles of equity.

          (e) NO VIOLATION OF LAW, RULE, REGULATION, ETC. The execution, delivery and performance by the Borrower of this Agreement and any other documents (including the Assignments from it to the Trustee) and transactions in connection herewith to which the Borrower is a party do not (i) violate any of the provisions of the Articles of Incorporation or by-laws of the Borrower, (ii) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Borrower or its properties or by which the Borrower or its properties may be bound or affected, including, without limitation, any bulk transfer laws, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Borrower or its properties or by which the Borrower or its properties are bound or affected, (iv) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Borrower is a party or by which it is bound or (v) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

          (f) GOVERNMENTAL CONSENT. No consent, approval, order or authorization of, and no filing with or notice to, any court or other governmental authority in respect of the Borrower is required in connection with the authorization, execution, delivery or performance by the Borrower of this Agreement or any of the other documents or transactions contemplated hereunder, including, without limitation, the Assignment and the sale of the Loans.

          (g) FAIR CONSIDERATION. The Borrower paid fair consideration and reasonably equivalent value in exchange for the purchase of the Loans from Epic.

          (h) BULK TRANSFER. No contribution, sale, transfer, assignment or conveyance of Loans by Epic to the Borrower contemplated by the Loan Sale Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          (i) PLACE OF BUSINESS. The principal place of business and chief executive office of the Borrower are located at the address set forth in the Indenture.

          Section 2.2. GENERAL REPRESENTATIONS AND WARRANTIES OF EPIC AND THE BORROWER.

          As specified, Epic and/or the Borrower each represents and warrants to the Lender, as of the date hereof, and as of each Funding Date, as follows:

          (a)  ORGANIZATION AND AUTHORITY.  Epic:

               (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Program Documents to which it is a party, to enter into the Program Documents to which it is a party and to perform its obligations under the Program Documents to which it is a party; and

               (iii) has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary.

          (b) PLACE OF BUSINESS. The address of the principal place of business and chief executive office of Epic is 1150 First Avenue, Suite 900, King of Prussia, Pennsylvania 19406 and there have been no other such locations during the immediately preceding four months except as may have been previously disclosed in writing to the Initial Lender.

          (c) COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Epic is not in violation of any term of its certificate of formation or limited liability agreement. The execution, delivery and performance by Epic of the Program Documents to which it is a party do not and will not (i) conflict with or violate the certificate of formation or limited liability agreement of Epic, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the Properties or assets of Epic pursuant to the terms of any instrument or agreement to which Epic is a party or by which it is bound, or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in Epic.

          (d) COMPLIANCE WITH LAW. Epic is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect the business, earnings, Properties or condition (financial or other) of Epic, each taken as a whole. The policies and procedures set forth in the Epic Credit and Collection Policies are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Program Documents to which it is a party do not and will not cause Epic to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.

          (e) PENDING LITIGATION OR OTHER PROCEEDINGS. There is no pending or, to the best of the Epic's or Borrower's knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting Epic or the Borrower, as applicable, which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of Epic or the Borrower, as applicable (ii) the ability of the Borrower to perform its obligations under, or the validity or enforceability of this Agreement or any other documents or transactions contemplated under this Agreement, (iii) any Property or title of any Obligor to any Property or (iv) the Trustee's ability to foreclose or otherwise enforce the Liens of the Loans.

          (f) NO DEFICIENCY ACCUMULATION. As of the Funding Date, the Borrower has not incurred any "accumulated funding deficiency" (as such term is defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code) with respect to any "employee benefit plan" (as such term is defined under

ERISA) sponsored by the Borrower.

          (g) TAXES. Epic and the Borrower have each timely filed all tax returns (Federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith.

          (h) TRANSACTIONS IN ORDINARY COURSE. The transactions contemplated by this Agreement are in the ordinary course of business of Epic and the Borrower.

          (i) SECURITIES LAWS. Neither Epic nor the Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (j) PROCEEDINGS. Each of Epic and the Borrower has taken all action necessary to authorize the execution and delivery by it of the Program Documents to which it is a party and the performance of all obligations to be performed by it under the Program Documents.

          (k) DEFAULTS. Neither Epic nor the Borrower is in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder; and to Epic's or the Borrower's knowledge, as applicable, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

          (l) INSOLVENCY. Epic is solvent and will not be rendered insolvent by, the transfer of the Loans by Epic to the Borrower. Prior to the date hereof, Epic did not, and is not about to, engage in any business or transaction for which any property remaining with Epic would constitute an unreasonably small amount of capital. In addition, Epic has not incurred debts that would be beyond Epic's ability to pay as such debts matured.

          (m) NO CONSENTS. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by Epic of the Program Documents to which it is a party. Epic has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by Epic of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of Epic.

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

          (n) NAME. The legal names of Epic and the Borrower are as set forth in this Agreement and neither Epic nor the Borrower has any tradenames, fictitious names, assumed names or "doing business as" names.

          (o) REPAYMENT OF LOANS. Neither Epic nor the Borrower has any reason to believe that at the time of the sale of the Loans by Epic and the purchase of the Loans by the Borrower, that the obligations thereunder will not be paid in full.

          (p) VALIDITY OF AGREEMENT. The Program Documents to which it is a party have been duly executed and delivered by Epic and constitute the legal, valid and binding obligation of Epic, enforceable in accordance with their terms.

          (q) REPRESENTATIONS AND WARRANTIES IN PROGRAM DOCUMENTS. (i) The representations of Epic contained in any document, certificate or instrument delivered pursuant to the Program Documents are true and correct in all material respects and the Lender may rely on such representations and warranties, if not made directly to the Lender, as if such representations and warranties were made directly to the Lender.

          (r) INFORMATION. No document, certificate or report furnished by Epic and the Borrower, in writing, pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts relating to the Borrower as of the related Funding Date which when taken as a whole, materially adversely affect the financial condition or assets or business of Epic and Borrower, or which may impair the ability of Epic or the Borrower to perform its obligations under this Agreement, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of Epic or the Borrower pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

          (s) INTENT. Epic did not sell any Loan to the Borrower with any intent to hinder, delay or defraud any of its respective creditors.

          (t) ENGAGEMENT LETTER. The Initial Lender and Epic have entered into the Engagement Letter and Epic is not in default under the Engagement Letter.

          (u) TREATMENT AS SALE. The Borrower will treat the transfer of the Loans from Epic to Borrower as a sale for legal and accounting purposes. If a third party, including a potential purchaser of the Loans, should inquire, Epic will promptly indicate that the Loans have been sold and will claim no ownership interest therein.

          (v) REPRESENTATIONS AND WARRANTIES UPDATED. The representations and warranties set forth above shall be deemed repeated on, and made as of, each Funding Date.

          Section 2.3. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SPECIFIED LOANS. (a) With respect to each Loan, each of Epic and the Borrower represents and

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

warrants to the Lender, as of the Funding Date on which such Loan becomes a Specified Loan, that:

               (i) All Federal, state and local laws, rules and regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to such Loan or the sale of the timeshare estate securing such Loan have been complied with in all material respects. No Loan was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, conveyance or assignment of such Loan would be unlawful, void or voidable.

               (ii) Each of the related Assignment, related Mortgage, related Obligor Note and each other related Loan Document is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law), and is not subject to any dispute, right of rescission, setoff, abatement, diminution, recoupment, counterclaim or defense of any kind.

               (iii) All parties to the related Mortgage and the related
          Obligor Note had legal capacity to enter into such Loan and to execute and deliver such related Mortgage and related Obligor Note, and such related Mortgage and related Obligor Note have been duly and properly executed by such parties. Any amendments to such related Mortgage, related Obligor Note or any other related Loan Document required as a result of any mergers involving the Borrower or its predecessors, to maintain the rights of the Borrower or its predecessors thereunder as an obligee have been completed.

               (iv) The Loan has not been satisfied, canceled, rescinded or subordinated, in whole or in part; no portion of the Property has been released from the Lien of the Mortgage, in whole or in part; no instrument has been executed that would effect any such satisfaction, cancellation, rescission, subordination or release. The terms of the Mortgage do not provide for a release of any portion of the Property from the Lien of the Mortgage except upon the payment of the Loan in full.

               (v) Immediately prior to the conveyance to the Trustee of a Loan, the Borrower will own full legal and equitable title to such Loan, free and clear of any Lien or participation or ownership interest in favor of any other Person, and had full right and authority to sell, transfer and assign such Loan.

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

               (vi) At the time Epic or its Affiliate made such Loan to the related Obligor, Epic or its Affiliate had full power and authority to originate such Loan and the Obligor had good and indefeasible fee title or good and marketable fee simple title, as applicable, to the Property securing such Loan, free and clear of all Liens, except for Permitted Liens.

               (vii) The related Mortgage contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security interests intended to be provided thereby, including (a) if the Mortgage is a deed of trust, by trustee's sale, including power of sale and/or (b) otherwise by judicial foreclosure or power of sale. There is no exemption available to the related Obligor which would interfere with the obligee's right to sell at a trustee's sale or power of sale or right to foreclose such related Mortgage, as applicable.

               (viii) The Borrower and any of its Affiliates and, to the best of the Borrower's knowledge, each other party which has had an interest in the Mortgage is (or, during the period in which such party held and disposed of such interest, was) in compliance with any and all applicable filing, licensing and "doing business" requirements of the laws of the state wherein the Property is located to the extent necessary to permit the Borrower to maintain or defend actions or proceedings with respect to the Loan in all appropriate forums in such state without any further act on the part of any such party.

               (ix) The homeowners' associations relating to the Resort in which the related Property is located were duly organized and are validly existing. A manager (the "Manager") manages such Resort and performs services for the homeowners' associations, pursuant to an agreement between the Manager and the respective homeowners' associations, such contract being in full force and effect. The Manager and the homeowners' associations have performed in all material respects all obligations under such agreement and are not in default under such agreement.

               (x) The related Resort is insured in the event of fire, earthquake where deemed necessary by the Borrower, or other casualty for the full replacement value thereof, and in the event that the Resort should suffer any loss covered by casualty or other insurance, upon receipt of any insurance proceeds, the homeowners' associations are required, during the time such Resort is covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the Resort or to pay such proceeds to the holders of any Mortgage secured by a timeshare estate in the portions of the project in which the Property is located. The Resort, if located in a designated flood plain, maintains flood insurance, with respect to the bottom two floors of such Resort, in an amount not less than the maximum level available under the National

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

          Flood Insurance Act of 1968, as amended.

               (xi) The related Obligor Note is not and has not been secured by any collateral except the Lien of the related Mortgage.

               (xii) The related Obligor Note evidences a fully amortizing debt obligation which bears a fixed rate of interest and provides for level monthly payments of principal and interest (which is calculated on a simple interest basis). The related Obligor Note is payable in U.S. Dollars.

               (xiii) The maximum original term of the related Obligor Note is less than or equal to ten years.

               (xiv) Other than Loans representing up to 2% of all loans in Epic's portfolio which were originated prior to the date this Agreement was executed (which Loans are not more than 60 days past due as of the related Funding Date ("Permitted Delinquent Loans")), the Loan is not more than 30 days past due in respect of any payment of principal or interest as of the Cut-off Date.

               (xv) All applicable intangible taxes and documentary stamp taxes were paid as to the related Obligor Note and the related Mortgage.

               (xvi) The proceeds of each Loan have been fully disbursed, there is no obligation to make future advances or to lend additional funds under the originator's commitment or the documents and instruments evidencing or securing the Loan and no such advances or loans have been made since the origination of the Loan.

               (xvii) The terms of each Mortgage and Obligor Note have not been impaired, waived, altered or modified in any respect, except by written instruments which are part of the related Loan Documents. No other instrument has been executed or agreed to which would effect any such impairment, waiver, alteration or modification. No Obligor has been released from liability on or with respect to any Loan, in whole or in part, except in such cases where such release would not materially and adversely affect the obligee's security for the related Loan, and any such release is reflected by a written instrument which is a part of the related Loan Documents. If required by law or prudent originators of similar loans in the jurisdiction where the Resort is located, all waivers, alterations and modifications have been filed and/or recorded in all places necessary to perfect, maintain and continue a valid first priority Lien of the Mortgage subject only to Permitted Liens.

               (xviii)   Each Loan was originated or acquired by the Borrower or
          its predecessor in the normal course of its business. Each Loan originated by the Borrower was underwritten in accordance with its underwriting guidelines and the downpayment related to each Loan was equal to at

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

          least 10% of the purchase price of the related Property. The origination, servicing and collection practices used by the Borrower and its Affiliates with respect to each Loan have been in all respects, legal, proper, prudent and customary.

               (xix) The related Mortgage is assignable to and by the obligee and its successors and assigns and the related Property is assignable upon liquidation of the related Loan, without the consent of any other Person (including any condominium association, homeowners' or timeshare association), and there are no other restrictions on resale thereof.

               (xx) The related Mortgage is and will be prior to any Lien on, or other interests relating to, the related timeshare estate (other than the lien of any condominium, homeowners' or timeshare association, the lien for current real estate taxes and assessments not yet due and payable and mechanic's or materialmen's liens).

               (xxi) The related Obligor is not the subject of a voluntary or involuntary bankruptcy proceeding and is not an Affiliate of the Borrower.

               (xxii) The residential units related to the Loans in the related Resort have been completed in all material respects as required by applicable state and local laws, free of all defects that could give rise to any claims by the related Obligors under home warranties or applicable laws or regulations, whether or not such claims would create valid offset rights under the law of the State in which the Resort is located. To the extent required by applicable law, valid certificates of occupancy for such residential units have been issued and are currently outstanding. The Borrower or its Affiliate has complied in all material respects with all obligations and duties incumbent upon the developers under its related timeshare (each a "Declaration"), as applicable, or similar applicable documents for the related Resort. No practice, procedure or policy employed by the homeowners' association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such homeowners' association which, if enforced, would reasonably be expected to (a) have a material adverse impact on such timeshare association or the ability of such homeowners' association to do business, (b) have a material adverse impact on the financial condition of the homeowners' association, or
          (c) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of the homeowners' association. The related Resort and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, so as to materially adversely affect the value or use of such Resort or the performance by the homeowners' association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration. There is no condition presently existing and no event has occurred or failed to occur prior to the date hereof, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to materially and adversely affect the present use of such Resort or the financial condition or business operations of the related homeowners' association, or the value of the Funding Notes.

               (xxiii)   Other than with respect to delinquent payments of
          principal or interest 30 days or fewer (or with respect to the Permitted Delinquent Loans) past due as of the Cut-off Date, there is no default, breach, violation or event of acceleration existing under any Mortgage, the related Obligor Note or any other document or instrument evidencing, guaranteeing, insuring or otherwise securing the Loan, and no event which, with the lapse of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; and the Borrower has not waived any such material default, breach, violation or event of acceleration under the Mortgage, the Obligor Note or any other related document.

               (xxiv) There is no current obligation on the part of any other person (including any buy down arrangement) to make payments on behalf of the Obligor in respect of the Loan.

               (xxv) The entries with respect to such Loan as set forth on the Schedule of Loans are true and correct as of the Cut-off Date.

               (xxvi) Each rescission period applicable to the Loan has expired.

               (xxvii)   No selection procedures were intentionally utilized by
          the Borrower which were adverse to the Trustee or the Initial Lender were utilized in selecting the Loans transferred to the Trustee hereunder.

               (xxviii) The weighted average of Loan Coupon Rates of the Loans is at least 13%.

               (xxix) Each Loan which has been acquired by the Borrower and Granted to the Trustee was owned by the Borrower, prior to the Borrower's acquisition thereof, free and clear of all Liens and was related to a Resort.

               (xxx) The capital reserves and maintenance fee levels of the homeowners' associations related to the related Resorts are adequate in light of the operating requirements of such homeowners' associations.

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

               (xxxi) The percentage of Eligible Loans having Foreign Obligors (other than Canadian Obligors) does not exceed 10% of the aggregate Outstanding Principal Balance of all Eligible Loans and the percentage of Eligible Loans having Canadian Obligors does not exceed 10% of the aggregate Outstanding Principal Balance of all Eligible Loans.

          (b) With respect to each Loan that is a Mortgage Loan, each of Epic and the Borrower represents and warrants to the Lender, as of the Funding Date on which such Mortgage Loan becomes a Specified Loan, that:

               (i) The timeshare estate mortgaged by each Obligor constitutes a fee or leasehold interest in real property at the related Resort that entitles the holder of the interest to the use of a specific property for a specified number of days each year or every other year. The related Mortgage has been duly filed and recorded with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first Lien on the related Property and such Mortgage creates a valid, binding and enforceable first Lien on the related Property, subject only to Permitted Liens; and the Borrower, to the extent applicable, is in compliance with any Permitted Liens respecting the right to the use of such Property. Each of the Assignments of such related Mortgage and each related endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.

               (ii) Such Mortgage Loan is covered by a lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the related Property is located in a form generally acceptable to prudent originators of similar mortgage loans, insuring the Borrower or its predecessor and its successors and assigns, as to the first priority mortgage Lien of the related Mortgage in an amount equal to the Outstanding Principal Balance of such Mortgage Loan. The Borrower or its assign is a named insured of such lender's title insurance policy. Such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy and no prior holder of such Mortgage Loan has done or omitted to do anything which would impair the coverage of such lender's title insurance policy. Full premiums for such lender's title insurance policy, endorsements and all special endorsements have been paid.

               (iii) The Borrower has not taken (or omitted to take), and has no notice that the related Obligor has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy relating to such Mortgage Loan or the related

          Property.

               (iv) Each Mortgage Loan is principally and directly secured by an interest in real property.

               (v) There are no delinquent or unpaid taxes, ground rents, water charges, sewer rents, assessments outstanding with respect to any of the Properties, nor any other outstanding Liens or charges affecting the Properties that would result in the imposition of a Lien on the Property affecting the Lien of the Mortgage or otherwise materially affecting the interests of the Borrower in the related Mortgage Loans.

               (vi) The Properties and the related Resorts are free of material damage and waste and are in good repair and fully operational. There is no proceeding pending or threatened for the total or partial condemnation of or affecting the Property or taking of the Properties by eminent domain. The Properties and the Resorts in which the Properties are located are lawfully used and occupied under applicable law by the owner thereof.

               (vii) The portions of the Resorts in which the Properties are located which represent the common facilities are free of material damage and waste and are in good repair and condition, ordinary wear and tear excepted.

               (viii) Neither the Obligor nor any other Person has the right, by statute, contract or otherwise, to seek the partition of the Property.

               (ix) The related Mortgage or deed of trust gives the obligee and its successors and assigns the right to receive and direct the application of insurance and condemnation proceeds received in respect of the Property, except where the related condominium declarations, timeshare declarations or applicable state law provide that insurance and condemnation proceeds be applied to restoration of the improvements.

          (c) In addition to any representations and warranties reasonably requested by the Initial Lender, with respect to each Membership Loan, each of Epic and the Borrower represents and warrants to the Lender, as of the Funding Date on which such Membership Loan becomes a Specified Loan, that:

               (i) The related Vacation Club is a nonprofit mutual benefit corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its formation.

               (ii) The related Vacation Club has all requisite power and authority to own its properties, to conduct its business, to execute and deliver the Vacation owner agreements, and to provide membership certificates to its members evidencing a voting membership in such Vacation Club.

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

               (iii) The related Vacation Club is the owner of the related Resort free and clear of any liens or encumbrances subject only to (a) the lien of real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, and
          (b) covenants, conditions and restrictions, rights of way, easements and other matters of public records, none of which, individually or in the aggregate, materially interferes with the current or intended use of the Resort.

               (iv) The issuance and transfer of memberships do not and will not require registration under the Securities Act.

               (v) The related membership entitles the owner thereof to the use of all existing and future Resorts operated by or associated with the Vacation Club, use of property for a specific number of days each year or every other year, to vote and participate in corporate ownership and management of the real estate and other assets of the Vacation Club; and ownership shall be perpetual.

               (vi) The related membership is free and clear of all Liens.

               (vii) The related Vacation Club has not taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy relating to the related Resort.

               (viii) There are no delinquent or unpaid taxes, ground rents, water charges, sewer rents, assessments outstanding with respect to the related Resort, nor any other outstanding Liens or charges affecting the Resort that would materially adversely affect the interest of the Borrower in the related Membership Loan.

               (ix) The related Resort is free of material damage and waste and are in good repair and fully operational. There is no proceeding pending or threatened for the total or partial condemnation of or affecting the Resort. The related Resorts are lawfully used and occupied under applicable law by the Vacation Club.

               (x) Immediately prior to the sale, transfer and assignment of the Loans to the Borrower, Epic had good marketable title to, and was the sole owner of, each Membership Loan, and had full right and authority to sell, transfer and assign such Membership Loan.

          It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive the sale or contribution of a Specified Loan to the Borrower and any assignment of such Specified Loan by the Borrower to the Trustee pursuant to the Indenture and shall continue so long as any such Specified Loan shall

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

remain outstanding until such time as such Specified Loan is repurchased pursuant to the Indenture.

SECTION 3. CONDITIONS OF OBLIGATION TO MAKE INITIAL ADVANCE ON INITIAL FUNDING DATE.

          The Initial Lender's obligation to make the initial Advance hereunder on the Initial Funding Date shall be subject to the satisfaction, prior to or concurrently with the making of such Advance, of the conditions set forth in
Section 4 hereof, as well as the following conditions:

          Section 3.1. OTHER AGREEMENTS. The Program Documents and the Funding Notes shall each have been duly authorized by all necessary action. The Borrower and Epic shall have duly executed and delivered the Program Documents to which they are a party and, in the case of the Borrower, the Funding Notes and such Program Documents are in full force and effect.

          Section 3.2. OPINION OF SPECIAL COUNSEL. The Initial Lender shall have received from Jones, Day, Reavis & Pogue, who are acting as special New York counsel for Epic and the Borrower in connection with the transactions contemplated by this Agreement, an opinion, dated the Initial Funding Date, in a form satisfactory to the Initial Lender and its counsel. The Trustee shall be entitled to specifically rely on such opinion.

          Section 3.3. OPINIONS OF LOCAL COUNSEL. The Initial Lender shall have received from Robert M. Kramer & Associates, who are acting as local counsels for Borrower, in connection with the transactions contemplated by this Agreement, an opinion, dated the Initial Funding Date, in a form satisfactory to the Initial Lender and its counsel. The Trustee shall be entitled to specifically rely on such opinion.

          Section 3.4. OPINION OF TRUSTEE'S COUNSEL. The Initial Lender shall have received the opinion of counsel to the Trustee, in form and substance satisfactory to the Initial Lender.

          Section 3.5. ORGANIZATIONAL AND OTHER DOCUMENTS. The Initial Lender shall have received certified copies of the organizational documents of the Borrower and of Epic and of all formalities authorizing the execution, delivery and performance hereof and of the Program Documents to which each is a party and, in the case of the Borrower, the Funding Note. The Borrower shall be a special purpose bankruptcy remote corporation.

          Section 3.6. NECESSARY CONSENTS. The Lender shall have received a copy of all consents to, or releases of any lien in respect to any Specified Loans subject or to be subject hereto, in form and substance satisfactory to the Lender.

          Section 3.7. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. The representations and warranties of the Borrower and Epic pursuant to Sections 2.1 and 2.2 shall be true on and as of such Funding Date and the representations and warranties with respect to

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

the Specified Loans pursuant to Section 2.3 shall be true on and as of the related Funding Date. There shall exist on such Funding Date no Default, Event of Default or Funding Termination Event hereunder or under the Indenture.

          Section 3.8. ENGAGEMENT LETTER. Epic shall have paid all fees due under the Engagement Letter.

          Section 3.9. PERFECTION. The Lender shall have a first perfected security interest in the Trust Estate and shall have received an opinion to that effect from Jones, Day, Reavis & Pogue or Robert M. Kramer & Associates, dated the Initial Funding Date, in a form satisfactory to the Initial Lender and its counsel. The Trustee shall be entitled to specifically rely on such opinion.

SECTION  4.  CONDITIONS OF OBLIGATION TO MAKE ADVANCES ON ANY FUNDING DATE.

          The Initial Lender's obligation to make Advances hereunder on any Funding Date shall be subject to the satisfaction, prior to or concurrently with the making of such Advances, of the following conditions:

          Section 4.1. PERFORMANCE OF OBLIGATIONS. The Borrower and Epic shall each have performed in all material respects all of their respective obligations to be performed hereunder prior to or on such Funding Date.

          Section 4.2. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. The representations and warranties of the Borrower and Epic pursuant to Sections
2.1 and 2.2 shall be true on and as of such Funding Date and the representations and warranties with respect to the Specified Loans pursuant to Section 2.3 shall be true on and as of the related Funding Date with the same effect as though such representations and warranties had been made on and as of such Funding Date. There shall exist on such Funding Date no Default, Event of Default or Funding Termination Event hereunder or under the Indenture.

          Section 4.3. NO MERGER OR CHANGE IN CONTROL. Neither Epic nor the Borrower shall have dissolved or liquidated or consolidated or merged with, or been wound up into, or sold, leased or otherwise disposed of all or substantially all of its Properties to, any Person (other than a merger into a wholly-owned Subsidiary for the purposes of reincorporation), unless the surviving or transferee entity has assumed all the obligations of Epic or the Borrower hereunder, as applicable.

          Section 4.4. SEARCHES. The Borrower shall have delivered to the Initial Lender such evidence (including without limitation, Uniform Commercial Code search certificates, releases and termination statements) as the Initial Lender may request to establish that there are no financing statements filed against the Collateral other than with respect to Permitted Liens.

          Section 4.5. CONSENTS AND APPROVALS. The Borrower and Epic shall have

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obtained any necessary consents, waivers, approvals, authorizations, registrations, filings, licenses and notifications (including, if necessary, qualifying to do business in, and qualifying under the applicable consumer laws of, each jurisdiction where the Borrower and Epic is then doing business, or is expected to be doing business utilizing the proceeds of such Advance) and the same shall be in full force and effect.

          Section 4.6. PROCEEDINGS, INSTRUMENTS, ETC.. All proceedings and actions taken on or prior to such Funding Date in connection with the transactions contemplated by this Agreement, the Program Documents and the Funding Note, and all instruments incident thereto, shall be in form and substance reasonably satisfactory to the Initial Lender, and the Initial Lender shall have received copies of all documents that the Initial Lender may reasonably request in connection with such proceedings, actions and transactions.

          Section 4.7. OTHER DOCUMENTS. The Borrower and Epic shall have delivered to the Initial Lender such other documents, instruments, approvals (and if requested certified duplication of executed copies thereof) and opinions as the Initial Lender may have reasonably requested. Each of the Program Documents shall remain in full force and effect.

          Section 4.8. CONTINUANCE OF AN EVENT OF DEFAULT OR FUNDING TERMINATION EVENT. No Event of Default or Funding Termination Event shall have occurred and be continuing.

          Section 4.9. VALIDITY OF FUNDING NOTES. The Funding Notes are duly and validly issued and outstanding and entitled to the benefits provided by the Indenture.

          Section 4.10. TRUST RECEIPT. The Initial Lender shall, no later than one Business Day prior to the related Funding Date, have received a trust receipt from the Custodian indicating that no material deficiencies exist with respect to the Loan Documents of the Specified Loans.

          Section 4.11. MEMBERSHIP LOANS. Prior to any funding of a Membership Loan, the Initial Lender shall have approved, in its sole discretion, such Membership Loan. The Initial Lender shall have received such additional certificates, opinions and Loan Documents related to any Membership Loan as the Initial Lender may reasonably request.

SECTION 5.  CERTAIN SPECIAL RIGHTS.

          Section 5.1. HOME OFFICE PAYMENT. Notwithstanding any provision to the contrary in the Program Documents, the Trustee, on behalf of the Borrower, will punctually pay from Available Funds in immediately available funds prior to 2:00 pm, New York City time, all amounts payable with respect to the Advances in accordance with the provisions of this Agreement and the Indenture (without the necessity for any

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

presentation or surrender thereof or any notation of such payment thereon) in the manner and at any address as the Lender may from time to time direct in writing. The Initial Lender agrees that, as promptly as practicable after the payment or prepayment of any Advance, the Initial Lender will record such payment or prepayment on the Funding Note. The Borrower will afford the benefits of this Section 5.1 to any Assignee, each of which, by its receipt and acceptance of a Funding Note, will be deemed to have made the same agreement relating to the Advances as the Initial Lender has made in this
Section 5.1. The Borrower shall only be obligated to make payments on any Advance to an Assignee in the manner provided in this Section 5.1 from and after the time such Assignee provides to the Borrower and the Trustee written notice of its election to receive payments in such manner and the address to which payments are to be directed (including the account number of Assignee's bank account to which payments are to be directed and the name, address and ABA number of the bank in which such account is maintained, if payments are to be made to such Assignee by the wire transfer of immediately available funds).

          Section 5.2. CERTAIN TAXES. The Borrower will pay all taxes (other than income or franchise taxes incurred by the Lender) in connection with the execution and delivery of this Agreement and the Indenture the issuance of the Funding Note(s) by the Borrower, the borrowings hereunder and any modification of the Program Documents or the Funding Note requested or required by the Borrower and will save the Lender harmless, without limitation as to time, against any and all liabilities (including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by the Lender or any Assignee in connection with any reimbursement by the Borrower for the payment by any other Person of any such taxes) with respect to all such taxes. The obligations of the Borrower under this Section 5.2 shall survive the payment in full of the Advances and the termination of the Program Documents.

          Section 5.3.  SUBSTITUTION OF INITIAL LENDER.   The Initial Lender
shall have the right to substitute any of the Initial Lender's Affiliates as the maker of all or any portion of the aggregate principal amount of Advances to be made by the Initial Lender, by written notice delivered to the Borrower, which notice shall be signed by both the Initial Lender and such Affiliate and shall contain such Affiliate's agreement to be bound by this Agreement. The Borrower agrees that upon receipt of such notice (a) wherever the word "the Initial Lender" is used in this Agreement (other than in this
Section 5.3) such word shall be deemed to refer to such Affiliate in addition to or instead of to the Initial Lender, as the case may be, and (b) the Initial Lender shall, to the extent of the assumption by such Affiliate of the Initial Lender's obligations hereunder, be released from its obligations under this Agreement. The Borrower also agrees that if the Initial Lender, at any time, acquires from any Affiliate all or any portion of such Affiliate's rights under this Agreement, wherever the word "the Initial Lender" is used in this Agreement such word shall thereafter be deemed to refer to the Initial Lender in addition to or instead of to such Affiliate, as the case may be, and such Affiliate shall, to the extent of the assumption by the Initial Lender of such Affiliate's obligations hereunder, be released
from all of its obligations under this Agreement.   Notwithstanding any other
provision of this Section 5.3, neither the Initial Lender nor any Affiliate thereof shall be entitled to substitute any other party as the maker of any Advances if as a result of such

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

substitution the Borrower would be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

SECTION 6.     ADVANCE MATURITY; ADVANCE PREPAYMENTS.

          Section 6.1. ADVANCE MATURITY. Each Advance shall be due and payable on the related Maturity Date.

          Section 6.2. MANDATORY PREPAYMENTS. The Borrower shall immediately prepay, or (in the case of an Exchange) be deemed to have prepaid, the Advances, without premium, together with interest accrued on the amount to be prepaid to the date of prepayment and any unpaid fees with respect thereto, (a) to the extent required on each Payment Date pursuant to
Section 13.5 of the Indenture and (b) upon the occurrence of an Exchange. No prepayment pursuant to this Section 6.2 shall in and of itself have any effect on the obligation of the Initial Lender to make Advances under this Agreement nor the right of the Borrower to reborrow an amount equal to such repayment.

          As specified in Section 13.1 of the Indenture, in the event the Borrower has received notice from the Initial Lender that a Borrowing Base Deficiency has occurred and is continuing, the Borrower shall, no later than five Business Days, either prepay Advances made hereunder in part or in whole, or Grant additional Eligible Loans, or any combination of the foregoing, such that after giving effect to such action, a Borrowing Base Deficiency will no longer exist.

          Upon the occurrence of an Event of Default, the Borrower will make payments on the Advances in accordance with Section 11 hereof and Section
13.5 of the Indenture.

          Section 6.3. VOLUNTARY PREPAYMENTS. After the last Advance is made hereunder, the Borrower may prepay Advances in full, without premium, at any time after the outstanding Advances are 10% or less than the aggregate amount of Advances outstanding on the date of such final Advance.

SECTION 7.     ASSIGNMENTS AND PARTICIPATIONS.

          Section 7.1. ASSIGNMENTS. (a) The Borrower may not assign its rights or obligations hereunder or under the Funding Notes without the prior consent of the Lender in its sole discretion (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of Advances outstanding).

          (b) Pursuant to the terms of the Indenture, the Lender may assign to any person or entity who is an "accredited investor" (as such term is defined in Rule 501(a) promulgated under the Securities Act) (each, an "Assignee"), all or any portion of the Advances and the Funding Notes; provided that any assignment of a portion of the Advances and the Funding Notes shall be in an amount not less than the Minimum

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

Assignment Denomination, PROVIDED, HOWEVER, the Lender shall not sell or assign a portion of the Advances or Funding Notes to any purchasers which are primarily engaged in the business of timeshare development, without Epic's prior written consent. Upon written notice to the Borrower and the Trustee of an assignment in accordance with the preceding sentence (which notice shall identify the Assignee and the amount of the Advances and Funding Notes assigned), the Assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the obligations, rights and benefits of the Lender hereunder with respect to the Advance(s) assigned to it. For all purposes of this Agreement, the Assignee shall, so long as the Advance(s) assigned to such Assignee remain unpaid, be entitled to the rights and benefits of this Agreement with respect to the Advance(s) assigned to it as if (and the Borrower shall be directly obligated to such Assignee under this Agreement as if) such Assignee were the "Lender" for purposes of this Agreement. Accordingly, unless otherwise provided, whenever any action, waiver, notice or consent is to be provided to or by the Lender as herein specified, such action, waiver, notice or consent shall (unless otherwise expressly specified herein) also be provided to or by each Assignee.

          (c) The Lender shall provide notice of each assignment to the Trustee and Epic; provided that failure to provide such notice shall not affect the validity of any assignment.

          (d) Notwithstanding the provisions of this Section 7.1, no assignment of an interest in an Advance to an entity outside the United States of America shall be effective unless the prospective Assignee thereof certifies to the Borrower and Epic that payments to it in respect of the Advances will not be subject to withholding taxes imposed by any Governmental Authority in the United States of America or any political subdivision or taxing authority thereof or therein or that if it is subject to such withholding taxes it will not seek reimbursement or gross-up from the Borrower or Epic.

          Section 7.2. PARTICIPATIONS. (a) The Lender may sell or agree to sell to any person or entity who is an "accredited investor" (as such term is defined in Rule 501(a) promulgated under the Securities Act) a participation in all or any part of any Advance held by it or Advances made or to be made by it, but shall not have any direct rights or benefits under this Agreement or any Funding Note (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the participant). All amounts payable by the Borrower to the Lender under this Agreement shall be determined as if the Lender had not sold or agreed to sell any participations in such Advance and as if the Lender were funding all of such Advance in the same way that it is funding the Advance in which no participations have been sold, provided, however, the Lender shall not sell any participations to any purchasers which are primarily engaged in the business of timeshare development, without Epic's prior written consent.

          (b) The Lender may furnish any information concerning the Borrower, Epic or any of their other Affiliates in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants); provided, however, that, prior to receipt of any such information, and prior to any inspection by a Lender, other than the Initial Lender, pursuant to Sections 10.1(a) and 10.1(b) hereof, such assignees and participants or prospective assignees and participants, as the case may be, may be required by the Borrower to execute a confidentiality agreement in form and substance reasonably acceptable to the Borrower.

SECTION 8.     CERTAIN COVENANTS OF THE BORROWER.

          The Borrower covenants and agrees that so long as any Advance shall remain unpaid:

          (a) The Borrower shall be operated in such a manner that it would not be substantively consolidated in the trust estate of any other Person in the event of a bankruptcy or insolvency of such Person and in such regard, the Borrower shall:

               (i) not become involved in the day-to-day management of any other Person;

               (ii) not permit any Affiliate to become involved in the day-to-day management of the Borrower except to the extent provided in the Program Documents;

               (iii) not engage in transactions with any other Person other than those activities described herein and matters necessarily incident thereto;

               (iv) maintain separate corporate records and books of account in a separate business office from any other Person;

               (v) the financial statements and books and records of the Borrower and of Funding reflect the separate existence of the Borrower;

               (vi) maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account);

               (vii) maintain separate financial statements, books and records from any other Person;

               (viii) not guarantee any other Person's obligations or advance funds to, or accept funds from, any other Person for the payment of expenses or otherwise permit any Affiliate to guarantee any of the Borrower's obligations;

               (ix) conduct all business correspondence of the Borrower and other communications in the Borrower's own name;

               (x)   not act as an agent of any other Person in any capacity

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

          except pursuant to contractual documents indicating such capacity and only in respect of transactions described herein and matters necessarily incident thereto;

               (xi) not fail to hold appropriate meetings of the Board of Directors at least once per annum and otherwise as necessary to authorize all corporate action;

               (xii) not fail to hold meetings of the stockholders at least one time per annum;

               (xiii)    not form, or cause to be formed, any subsidiaries;

               (xiv) not act as an agent of an Affiliate nor permit any Affiliate to act as its agent except to the limited extent permitted under the Program Documents;

               (xv) maintain a separate office from each Affiliate, which office may be on premises owned or leased by an Affiliate provided that such arrangement is set forth; and

               (xvi) not engage in intercorporate transactions except to the extent permitted under the Program Documents or as contemplated in its certificate of incorporation, including ordinary course of business parent-subsidiary transactions not inconsistent with any specific provision of this Agreement including this Section 8(a).

          (b) The Borrower's certificate of incorporation limits the Borrower's activities to (i) the purchasing and lending against interests in pools of mortgage, loans and other obligations representing part or all of the sales price of merchandise, insurance or services or the obligations due under leases, (ii) issuing securities secured by such obligations and (iii) any activities incidental to the foregoing;

          (c) The Borrower will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Funding Notes or any of the Loans;

          (d) The Borrower shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of dividends on its capital stock, and
(iii) all requisite and appropriate corporate and other formalities (including, without limitation, meetings of the Borrower's board of directors and, if required by law, its charter or otherwise, meetings and votes of the shareholders of the Borrower to authorize corporate action) in the management of its business and affairs and the conduct of the transactions contemplated hereby;

          (e) The Borrower shall not issue or register the transfer of any of its

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

capital stock to any Person other than Epic or any of its Affiliates;

          (f) The Borrower shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person;

          (g) The Borrower will, at all times, (i) maintain minutes of the meetings and other proceedings of its shareholders and board of directors;
(ii) continuously maintain the resolutions, agreements and other instruments underlying the transactions contemplated hereby and by the Program Documents as official records of the Borrower; (iii) act solely in its corporate name and through its duly authorized officers or agents to maintain an arm's-length relationship with its Affiliates and (iv) pay all of its operating expenses and liabilities from its own funds;

          (h) The Borrower shall conduct its business solely in its own name so as to not mislead others as to the identity of the corporation with which those others are concerned, and particularly will use its best efforts to avoid the appearance of conducting business on behalf of any of its Affiliates or that the assets of the Borrower are available to pay the creditors of any of its Affiliates;

          (i) The Borrower will not: (a) engage in any business or activity other than in connection with, or relating to the ownership of, the Loans and the interests in the Property, the issuance of the Funding Notes, and the specific transactions contemplated hereby; (b) become liable for, issue, incur, assume, or allow to remain outstanding any indebtedness, or guaranty any indebtedness of any Person, other than the Funding Notes, except as contemplated Program Documents; and (c) seek dissolution or liquidation in whole or in part or reorganization of its business or affairs;

          (j) At any time and from time to time, upon the written request of the Trustee (it being acknowledged that the Trustee shall have no obligation to so request), and at the sole expense of the Borrower, the Borrower will promptly and duly complete and deliver such further instruments and documents and take such further actions as the Trustee may reasonably request (it being acknowledged that the Trustee shall have no obligation to so request) for the purpose of obtaining or preserving the full benefits to the Trustee on behalf of the related Funding Noteholders under the Indenture, as supplemented from time to time, and of the rights and powers therein granted to the Trustee on behalf of the related Funding Noteholders, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby. The Borrower also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. The Trustee shall have no obligation to determine whether or not financing or continuation statements need be filed or where such financing or continuation statements, if any, need to be filed. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction;

          (k) The Borrower will not, nor will it permit or allow others to, create,

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

incur or permit to exist any lien, security interest or claim on or to the related Assets, other than the security interests created by the Indenture. The Borrower will defend the Trust Estate against, and will take such other action as is necessary to remove, any lien, security interest or claim on or to the related Assets, other than the security interests created by the Indenture, and the Borrower will defend the right, title and interest of the Trustee on behalf of the related Funding Noteholders in and to any of the related Assets against the claims and demands of all persons whomsoever;

          (l) The Borrower will not, nor will it permit or allow others to, amend, modify, terminate or waive any provision of any Loan in any manner which could reasonably be expected to materially adversely affect the value of the related Assets;

          (m) The Borrower will furnish to the Trustee from time to time statements and schedules further identifying and describing the related Assets and such other reports in connection with the related Assets as the Trustee or the Noteholders may reasonably request (the Trustee not being obligated to so request), all in reasonable detail;

          (n) The Borrower will notify the Trustee promptly, in reasonable detail, (i) of any lien or security interest (other than security interests created hereby) on, or claim asserted against, any of the related Assets, or
(ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate market value of the related Assets or on the security interests, created under the Indenture;

          (o) The Borrower will not change the location of its chief executive office/chief place of business or remove its books and records from the location specified in the first paragraph hereof or change its name, identity or corporate structure to such an extent that any financing statement filed by the Borrower or the Trustee in connection with this Agreement would become seriously misleading, unless it shall have given the Trustee and the Noteholders at least 30 days prior written notice thereof;

          (p) The Borrower shall at any reasonable time and from time to time upon reasonable notice to the Borrower, permit the Trustee, any Noteholder or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and to discuss the affairs, finances, accounts and prospects of the Borrower with any of its officers and directors and the Borrower's independent accountants; twice a year, or at anytime there exists an Event of Default, upon reasonable notice to the Borrower, permit the Trustee, or any Noteholder or any agent or representative thereof, to examine and audit the books and records of the Borrower (including, without limitation, any licenses necessary for the conduct of its business) which examination and audit shall be at the expense of the Borrower, provided that if no Event of Default is existing and continuing, the expense to the Borrower in connection with each such audit shall not exceed $30,000; provided further, that such rights of the Trustee or the Noteholders shall not be exercised in such a manner so as to interfere unduly with the conduct of

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

business and operations of the Borrower and shall not be deemed to be an obligation of the Trustee;

          (q) The Borrower shall permit the Trustee or any Funding Noteholder, at such entity's sole discretion, to conduct, or may permit an agent of such entity to conduct a due diligence review of any Loan Documents relating to the Loans being pledged hereunder, either before or after the making of the related Advance (the Trustee shall not be obligated to review);

          (r) The Borrower shall not, without the prior written consent of the Trustee or of the Funding Noteholders, change, amend, modify or supplement any of the following: (i) its certificate of incorporation; (ii) by-laws; or (iii) its shareholders agreements, which consent shall not be unreasonably withheld so long as such change, amendment, modification or supplement does not adversely affect the rights of the Funding Noteholders hereunder or in, to and under the related Assets on behalf of the Funding Noteholders, including, without limitation, the priority of the Trustee's security interest in the related Assets on behalf of the Funding Noteholders;

          (s)  The Borrower shall pay its own expenses;

          (t) The Borrower will not allow a Borrowing Base Deficiency to occur; and

          (u) To the extent that a Loan is covered by insurance which permits the related homeowner's association to pay any insurance proceeds to the Borrower, the Borrower shall immediately remit such proceeds to the Funding Notes Collection Account.

SECTION 9.     CERTAIN COVENANTS OF EPIC.

          Epic covenants and agrees that so long as any Advances shall remain unpaid:

          Section 9.1. EXISTENCE. Epic will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a limited liability company and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification.

          Section 9.2. COMPLIANCE WITH LAW, ETC. Epic will not (a) violate any laws, ordinances, governmental rules or regulations to which it is or may become subject or (b) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business.

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

          Section 9.3. PAYMENT OF TAXES AND CLAIMS. Epic will pay and discharge promptly, as and when due, all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties; provided, however, that the foregoing need not be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as:

          (a) adequate reserves shall have been established in accordance with GAAP with respect thereto; and

          (b) the right of Epic, as the case may be, to use the particular property shall not be materially and adversely affected thereby.

          Section 9.4. INSPECTION. Epic will permit, upon reasonable notice to it, the Lender, by its representatives, agents or attorneys, (a) to examine all books of account, records, reports and other papers of Epic relevant to its role as originator of the Loan (including the Loan Files),
(b) to make copies and take extracts from any thereof, (c) to discuss the affairs, finances and accounts of Epic with its respective officers and independent certified public accountants (and by this provision Epic hereby authorizes said accountants to discuss with the Lender the finances and accounts of Epic), and (d) to visit and inspect, at reasonable times during normal business hours, the properties of Epic. It is understood and agreed by the parties hereto that all reasonable expenses in connection with any such inspection or discussion incurred by the Lender or Epic, any officers and employees thereof and the independent certified public accountants therefor shall be expenses payable by Epic.

          Section 9.5. CONSOLIDATION AND MERGER. Epic shall not merge or consolidate with any other Person unless (i) the entity surviving such merger or consolidation is a corporation organized under the laws of the United States or any State, (ii) the surviving entity, if not Epic, shall execute and deliver to the Borrower and the Trustee, in form and substance satisfactory to each of them, (x) an instrument expressly assuming all of the obligations of Epic hereunder and under the Program Documents, and (y) an Opinion of Counsel to the effect that such Person is a corporation of the type described in the preceding clause (i), has effectively assumed the obligations of Epic hereunder, that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, and, that in the opinion of such counsel, all UCC financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Borrower and the Trustee in the Assets, and reciting the details of such filings, or stating that no such action shall be necessary to preserve and protect such interest, and (iii) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing. Epic and any surviving entity, if not Epic, will keep all of its material assets within the United States at all times.

          Section 9.6. CONTROL. So long as any of the Funding Notes remains Outstanding, Epic will not sell, pledge or otherwise transfer any of the capital stock of the Borrower held by Epic.

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          Section 9.7.  TAX RETURNS.  (a)  At all times, so long as any of the Funding Notes or the other obligations secured by the Indenture remain outstanding, Epic and the Borrower shall be members of the same affiliated group within the meaning of Section 1504 of the Code (the "Epic Group") and shall join in the filing of a consolidated return for federal income tax purposes and, to the extent permitted by law, in the filing of consolidated or combined returns for state, local and foreign tax purposes.

           (b) Epic shall promptly pay and discharge, or cause the payment and discharge of, all the Epic Group, or federal income taxes (and all other material taxes) when due and payable by Epic, the Borrower, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Epic shall promptly notify the Borrower, the Trustee and the Funding Noteholders of any material challenge, contest or proceeding pending by or against Epic or Epic Group before any taxing authority.

   Section 9.8. PROTECTION OF RIGHT, TITLE AND INTEREST.

          (a) Epic shall deliver (or cause to be delivered) to the Borrower and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Epic fails to perform its obligations under this subsection, the Borrower or the Trustee may do so, on Epic's behalf, at the expense of Epic. Epic hereby grants the Borrower and the Trustee a power of attorney to effectuate the provisions of the preceding sentence.

          (b) Epic shall not change its name identity, or corporate structure in any manner that would, could, or might make any UCC financing statement or continuation statement filed by Epic in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Borrower and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed UCC financing statements or continuation statements.

          (c) Epic shall give the Borrower and the Trustee at least 60 days' prior written notice of any relocation of its principal place of business or chief executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed UCC financing or continuation statement or of any new UCC financing statement and shall promptly file any such amendment. Epic shall at all times maintain each office from which it shall service the Loans and its principal executive office, within the United States of America. Epic shall pay all filing fees or taxes payable in respect of any UCC financing or continuation statements required to be filed pursuant to this Section 9.8(c).

          (d) Epic shall deliver to the Borrower and the Trustee promptly after the execution and delivery of each amendment hereto, an Opinion of Counsel either (i)

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

stating that, in the opinion of such counsel, all UCC financing statements and continuation statements necessary to preserve and protect fully the interest of the Borrower and the Trustee in the Trust Estate have been filed, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

          (e) OTHER LIENS OR INTERESTS. Except for the conveyances under the Indenture, Epic will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Trust Estate or any interest therein, and Epic shall defend the right, title, and interest of the Borrower and the Trustee in, to and under the Trust Estate against all claims of third parties claiming through or under Epic; provided however, that Epic's obligations under this Section 9.8 shall terminate upon the repayment in full of the Funding Note and the expiration of any applicable preference period.

          Section 9.9. FURTHER ASSURANCES. Epic will promptly execute and deliver all further instruments and documents and take all further action that may be necessary in order to give effect to the provisions of the Program Documents and the transactions contemplated hereby.

          Section 9.10. INDEPENDENCE. Until 367 days have elapsed following payment and satisfaction of all obligations of the Borrower hereunder and in respect of the Advances, Epic shall be required to (and shall assure that each other Affiliate of Epic shall) observe the applicable legal requirements for the recognition of the Borrower as a legal entity separate and apart from Epic and each other Affiliate of Epic, including, without limitation, assuring that each of the following is complied with:

          (a) Epic and each other Affiliate of Epic shall maintain separate records and books of account (each of which shall be sufficiently full and complete to permit a determination of the assets and liabilities of Epic or such Affiliate, as the case may be, separate and apart from those of the Borrower and to permit a determination of the obligees thereon and the time for performance on each of the obligations of Epic or such Affiliate, as the case may be, separate and apart from those of the Borrower) from those of the Borrower;

          (b) neither Epic nor any of its other Affiliates shall commingle any of its assets or funds with those of the Borrower;

          (c) the board of directors of Epic shall not dictate decisions with respect to the Borrower's business and daily operations and Epic shall maintain its own corporate formalities and shall otherwise respect the separate corporate identity of the Borrower;

          (d) other than the making of capital contributions and the transactions contemplated by the Loan Sale Agreement, neither Epic nor any of its other Affiliates shall enter into any transactions with the Borrower;

          (e) neither Epic nor any of its other Affiliates shall accept appointment as, or act as, an agent of the Borrower except, to the extent Epic performs certain servicing and collection functions pursuant to the Servicing Agreement;

          (f) neither Epic nor any of its other Affiliates shall advance funds to the Borrower (except for the making of capital contributions); and neither Epic nor any of its other Affiliates will otherwise supply funds to, or guarantee any obligation of, the Borrower;

          (g) neither Epic nor any of its other Affiliates shall guarantee, or otherwise become liable with respect to, any obligation of the Borrower;

          (h) Epic and each of its other Affiliates shall at all times hold itself out to the public under its respective name as a legal entity separate and distinct from the Borrower; and

          (i) all financial reports prepared by Epic and each of its other Affiliates shall comply with GAAP.

          Section 9.11. OTHER AGREEMENTS AND PARTIES. Epic will comply with all terms of the Program Documents to which it is a party. Epic will not (a) except as otherwise expressly set forth herein and in the Indenture, agree to any amendment, supplement or modification to or waiver of the terms of the Program Documents to which it is a party without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of Advances outstanding), (b) appoint any Successor Servicer, without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), such consent not to be unreasonably withheld or (c) consent to the appointment of any Subservicer, without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), such consent not to be unreasonably withheld.

          Section 9.12. SERVICING ARRANGEMENTS. Epic will take any necessary action to evidence that the Specified Loans are to be serviced and administered by the Servicer under the Servicing Agreement.

          Section 9.13. CERTAIN REPORTS. Epic shall provide the Lender no later than forty-five (45) days following the end of each quarter with its quarterly consolidated financial statements, and ninety (90) days following the end of each fiscal year with its audited annual consolidated financial statements prepared by Arthur Andersen LLP or other nationally recognized accounting firm approved by the Initial Lender, reflecting material inter-company adjustments, all of which shall conform with GAAP. Epic shall provide the Initial Lender no later than forty-five (45) days following the end of each quarter with unaudited financial statements, all of which shall conform with GAAP. Concurrently with the delivery of such financial statements and reports, Epic shall (i) provide the Initial Lender with summaries of all sales and recissions by each Resort, if applicable, for such quarter, and (ii) provide the Initial Lender with an Officer's Certificate indicating Epic's Tangible Net Worth at the end of such quarter, and a

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

certification that Epic is in compliance with the financial covenants contained in Section 9.15.

          Section 9.14. INSURANCE COVERAGE. Epic will maintain insurance coverage, for itself and its subsidiaries, that encompasses employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities), and computer fraud in an aggregate amount of at least $1,000,000.

          Section 9.15. FINANCIAL COVENANTS. Epic will maintain a Tangible Net Worth of at least $10,000,000 and shall otherwise meet the financial covenants of Epic contained in "Description of Notes" in Epic's offering memorandum (the "Offering Memorandum"), dated June 30, 1998 for its 13% Senior Secured Notes Due 2005 (the "Senior Secured Notes"). The financial covenants contained in the Offering Memorandum are incorporated into this Agreement and Epic will meet such financial covenants regardless of whether the Senior Secured Notes are retired, redeemed, refinanced or otherwise canceled.

          Section 9.16. FEES. Epic agrees to pay (i) all reasonable legal costs, incurred under or in the implementation of this Agreement, (ii) any third party costs incurred under or in the implementation of this Agreement, and (iii) after the occurrence of an Event of Default, all costs and expenses (including attorneys' fees and costs of settlement) incurred by the Lender in enforcing any obligations of or in collecting any payments due from the Borrower hereunder or under the Funding Notes by reason of such Event of Default. Attorneys' fees, expenses and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

SECTION 10.    INFORMATION TO BE FURNISHED TO INITIAL LENDER.

          Section 10.1.  INFORMATION TO BE FURNISHED BY THE BORROWER AND EPIC.

          The Borrower and Epic will deliver or cause to be delivered to the Initial Lender the following:

          (a) promptly (and in any event within five (5) days) after any Executive Officer of the Borrower or Epic shall have obtained knowledge of any Default or Event of Default, an Officer's Certificate from the Borrower or Epic specifying the nature and period of existence thereof, what action the Borrower or Epic has taken or is taking or proposes to take with respect thereto, and an estimate of the time necessary to cure such condition or event; and

          (b) on each Payment Date or a request by the Initial Lender, such other data, filings and information (including, but not limited to cumulative data with respect to the Loans regarding delinquencies, prepayments, any repurchases and/or substitutions of Loans by Epic or the Borrower) as the Initial Lender may require to determine whether a Borrowing Base Deficiency exists or such information the Initial Lender may from time to time reasonably request.

SECTION 11.    DEFAULTS, REMEDIES AND TERMINATION.

          Section 11.1.  EVENTS OF DEFAULT.   In addition to the Events of
Default and Remedies therefor set forth in Sections 6.1, 6.2 and 6.3 of the Indenture, the following Events of Defaults and Remedies therefor will apply to the Funding Notes and the Advances.

          (a)  ADDITIONAL EVENTS OF DEFAULT.

               (1) The failure of the Borrower to cure a Borrowing Base Deficiency as provided in Section 13.1 of the Indenture.

               (2) The breach by Epic or the Borrower of any representation, warranty, covenant or agreement in this Agreement which is not remedied within 30 days after notice of such breach from the Trustee or the Initial Lender.

               (3) A Securitization Take-out consistent with the terms of the Engagement Letter does not occur on or prior to April 30, 1999.

               (4)   An Event of Administrator Termination occurs.

               (5)   Any material default under the Engagement Letter.

          (b) ADDITIONAL REMEDIES. In addition to any remedies provided for in the Indenture:

               (1) upon the occurrence of an Event of Default described in paragraph (a)(3) above, the Initial Lender through its affiliate, PSI, shall have the right to effect an auction of the Loans and PSI shall receive an auction sale fee equal to 1.00% of the then outstanding principal balance of the Funding Notes.

               (2) upon the occurrence of an Event of Default described in paragraph (a)(4) above or a Funding Termination Event described in Section 11.2(c) below, the Initial Lender shall have the right to remove the Administrator and to appoint the Servicer as successor Administrator.

               (3) upon the occurrence of an Event of Default described hereunder or in the Indenture, whereby the Outstanding Principal Amount of Funding Notes is declared due and payable (for whatever reason), any amounts so accelerated that continue to remain outstanding, shall accrue interest at the rate of one-month Libor plus 5.00%.

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

          Section 11.2. FUNDING TERMINATION EVENTS. The occurrence of any of the following events will immediately constitute a Funding Termination Event upon which the Commitment of the Lender hereunder shall terminate:

          (a) an Event of Default under the Indenture or Section 11.1(a) hereof;

          (b) any material adverse change in the business, operations, financial condition, properties or assets of Epic or the Borrower or the existence of any other condition which, in the Initial Lender's sole determination, but in good faith, constitutes an impairment of Epic's or the Borrower's ability to perform its obligations under the Program Documents or the Borrower's obligations under the Funding Notes; or

          (c)  the Epic Default Percentage exceeds 9%; or

          (d) the failure of Epic or the Borrower to satisfy the conditions precedent specified in Section 3 within 30 days of the execution of this Agreement.

          Section 11.3. BREAK-UP FEES. If a Borrowing Base Deficiency is determined using clause (ii) of the definition of Borrowing Base:

          (a) if the Borrower cures the Borrowing Base Deficiency within five Business Days and arranges for payment in full of all amounts due the Initial Lender in respect of principal and accrued interest on all Advances, and any other amounts due and unpaid, the Initial Lender agrees that no break-up fee shall be payable under the Engagement Letter.

          (b) if (x)(i) the Borrower fails to cure the Borrowing Base Deficiency within five Business Days, (ii) an Event of Default has occurred,
(iii) the Initial Lender has not yet obtained a commitment for the purchase of the Loans securing the Advances, and (iv) the Borrower arranges for payment in full of all amounts due the Initial Lender in respect of principal and accrued interest on all Advances, and any other amounts due and unpaid, then (y) the Initial Lender agrees that no break-up fees shall be payable under the Engagement Letter.

SECTION 12.    INTERPRETATION OF AGREEMENT.

          Section 12.1. DEFINITIONS. Capitalized terms used herein but not defined shall have the meanings set forth in "Variable Funding Notes Definitions" attached as Annex A hereto and in Section 1.1 of the Indenture. To the extent that any terms in Annex A hereto conflict with defined terms in
Section 1.1 of the Indenture, the terms in Annex A shall prevail.

          Section 12.2. ACCOUNTING TERMS. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

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

          Section 12.3. GOVERNING LAW. THIS AGREEMENT AND THE FUNDING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          Section 12.4. HEADINGS. The headings of the Sections and other subsections of this Agreement have been inserted for convenience of reference only and shall not affect the meaning of this Agreement.

          Section 12.5. INDEPENDENCE OF COVENANTS, ETC. Each representation, covenant or Event of Default herein shall be given independent effect so that if any action or condition would violate any of such covenants, would breach any of such representations or would constitute any of such Events of Default, the fact that such action or condition would not violate or breach, any other covenant or representation or constitute another Event of Default shall not avoid the violation of such covenant or representation or the occurrence of such Event of Default.

SECTION 13.    MISCELLANEOUS.

          Section 13.1. NOTICES. (a) All communications under this Agreement shall be in writing and shall be delivered or mailed or sent by facsimile transmission and confirmed in writing (i) if to the Lender, to Prudential Securities Incorporated, Attention: Ken Leavy, One New York Plaza, 12th Floor, New York, New York 10292, facsimile number: 212-778-8876, with copies to Prudential Securities Incorporated-Credit Analysis Department, Attention: James Maitland, Seaport Plaza, 199 Water Street, 27th Fl., New York, New York 10292, facsimile number: 212-214-7678, and (ii) if to the Borrower or Epic, at the address set forth in Section 2.2(b) or at such other address or facsimile number as it shall have furnished in writing to the Lender.

          (b) Any written communication so addressed and mailed by certified or registered mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

          Section 13.2. SURVIVAL. All representations, warranties and covenants made by the Borrower herein or by the Borrower in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by the Lender and shall survive regardless of any investigation made by the Lender or on the Lender's behalf.

          Section 13.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder. Whether or not expressly so stated and subject to the restrictions set forth herein, the provisions of Sections 5 through 13 of this Agreement are intended to be for the Lender's benefit and shall be enforceable by the Lender; and, provided further, that the provisions of Sections 6.2 and 11.1 hereof shall also be for the benefit of, and shall be enforceable by, any Person who shall no longer be a Lender hereunder but who shall have incurred any expense or been subjected to any liability referred to therein while, or on the basis of being, a Lender.

          Section 13.4. AMENDMENT AND WAIVER. (a) This Agreement and the Funding Note may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Borrower, Epic and (i) on or prior to the Initial Funding Date, the Initial Lender, and (ii) after the Initial Funding Date, the Lender (or, if multiple Lenders, Lenders with respect to at least 66-2/3% in aggregate unpaid principal amount of the Advances; provided, however, that no such amendment, supplement or waiver shall, without the written consent of all Lenders, (a) change, with respect to the Advances, the amount or time of any required prepayment or payment of principal or premium or the rate or time of payment of interest, or change the funds in which any prepayment or payment on the Advances is required to be made; (b) reduce the percentage of the aggregate principal amount of Advances required for any amendment, consent or waiver hereunder; or (c) release any material Lien of the Trustee, held for the benefit of the Lender, on any of the Collateral or affect the priority thereof.

          (b) Any amendment, supplement or waiver effected in accordance with this Section 13.4 shall be binding upon the Lender, each Assignee and the Borrower.

          (c) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the Program Documents or the Funding Note unless the Initial Lender (irrespective of the amount of Advances made by it) shall be informed thereof by the Borrower and shall be afforded the opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section 13.4 shall be delivered by the Borrower to the Lender forthwith following the date on which the same shall have been executed and delivered by the Lender of the requisite percentage of Advances.

          (d) Any amendment which adversely affects the Trustee's rights, duties and immunities shall require the consent of the Trustee.

          Section 13.5. COUNTERPARTS. This Agreement may be executed and delivered simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 13.6. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto (other than the Funding Note), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Initial Lender at the closing of the Initial Lender's making of Advances, and (c) financial statements, certificates and other information heretofore or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic or other similar process and the Lender may destroy any original document so reproduced. The Borrower agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

          Section 13.7. CONSENT TO JURISDICTION AND VENUE. The Borrower and Epic each hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to the Program Documents or any Funding Note may be brought in a court of record in the State of New York or in the courts of the United States of America located in such State, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, and
(iii) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it will not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. The Borrower and Epic each irrevocably consent to the service of any and all process in any such suit, action or proceeding by mail copies of such process to the Borrower at its address for notices provided in Section 13.1 hereof. The Borrower and Epic each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 13.7 shall be by registered or certified mail, return receipt requested. Nothing in this
Section 13.7 shall affect the Lender's right to serve legal process in any other manner permitted by law or affect the Lender's right to bring any suit, action or proceeding against the Borrower or any of its properties in the courts of any other jurisdiction.

          Section 13.8. NO PETITION. The Lender and each Assignee hereby covenant and agree that, until the expiration of the date which is one year and one day after the payment in full of all Funding Notes outstanding and issued pursuant to the Indenture, it will not institute against the Borrower, or join in any institution against the Borrower of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law in connection with any obligations relating to the Advances or the Program Documents.

          Section 13.9. ACTS OF LENDER. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Lender may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Lender in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments is or are delivered to the Borrower. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement if made in the manner provided in this Section 13.9.

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

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Borrower deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Lender or any Assignee shall bind the Lender and such Assignee in respect of anything done, omitted or suffered to be done by the Borrower in reliance thereon, whether or not notation of such action is made upon such Funding Note.

          Section 13.10. CONFIDENTIALITY. All non-public information relating to this Agreement, the Program Documents and the transactions contemplated thereby will be kept confidential by Epic, the Borrower and the Initial Lender. The Initial Lender agrees to cause each assignee and Participant with which it is a party to agree to keep such information confidential. The provisions of this Section 13.10 shall survive the termination of this Agreement.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

                              EPIC MASTER FUNDING CORPORATION


                              By:  /s/ T. F. Flatley
                                   --------------------------
                                   Name:
                                   Title:


                              EPIC RESORTS, LLC


                              By:  /s/ T. F. Flatley
                                   --------------------------
                                   Name:
                                   Title:


                              PRUDENTIAL SECURITIES
                              CREDIT CORPORATION


                              By:  /s/ Jeff K. French
                                   --------------------------
                                   Name:  Jeff K. French
                                   Title: SVP

                                     EXHIBIT A


                              FORM OF BORROWING NOTICE


Prudential Securities Credit Corporation
One Seaport Plaza, 27th Floor
New York, New York 10292
Fax: (212) 214-7535
Attention:  Robert Troiano

     In accordance with Section 1.3 of the Credit Agreement, dated as of September 28, 1998 (the "Credit Agreement"), by and among Epic Master Funding Corporation (the "Borrower"), Epic Resorts, LLC, and Prudential Securities Credit Corporation (the "Lender"), the undersigned, an authorized representative of the Borrower gives notice to the Lender that the Borrower proposes to borrow, in accordance and subject to the terms of the Credit Agreement, from the Lender $[__] (the "Advance") on [DATE] (the "Proposed Funding Date"). All capitalized terms used but not defined herein shall have the meanings given them in Section
1.1 of the Indenture and Annex A to the Credit Agreement. To the extent terms in Section 1.1 of the Indenture and Annex A of the Credit Agreement conflict, terms in Annex A shall prevail.

     In connection with this Borrowing Notice and the requested Advance:

          1. The Borrower represents that on the Proposed Funding Date, all conditions precedent required in Sections 3 and 4 and elsewhere in the Credit Agreement have been satisfied.

          2. Pursuant to Section 1.3, the Borrower has attached hereto the Schedule of Loans containing the Required Information in hard copy and in electronic format.

          3.   No Borrowing Base Deficiency exists.

          4.   The Advance should be wired to [WIRING INSTRUCTIONS].

                              EPIC MASTER FUNDING CORPORATION


                              By:  ____________________________
                                   Name:
                                   Title:

cc:  Dan Lynch (PSCC - Fax: (212) 214-7533)
     Peter Austin (PSCC - Fax: (212) 778-7401)

     Susan Barstock (Trustee - Fax (212) 658-6425)
     VP - Specialty Finance (Custodian - Fax: (602) 423-3651)

                                     EXHIBIT B

                          FORM OF SPECIAL COUNSEL OPINION

                                                  ANNEX A to Credit Agreement


                         VARIABLE FUNDING NOTES DEFINITIONS

     The following defined terms are used in connection with (i) the Credit Agreement, (ii) Article 13 of the Indenture, (iii) the Funding Notes, (iv) the Loan Sale Agreement, (v) the Servicing Agreement, and (vi) the Custody Agreement (each, as defined below). These defined terms supplement those terms defined in
Section 1.1 of the Indenture. To the extent that terms defined herein conflict with terms defined in the Indenture, these terms shall prevail.

          "ADVANCES" means the advances provided for by Section 1.1 of the Credit Agreement.

          "ASSIGNEE" shall have the meaning set forth in Section 7.1(b) of the Credit Agreement.

          "AUTHORIZED OFFICER" means, with respect to Epic or the Borrower, any officer of Epic or the Borrower, as the case may be, who is authorized to act for Epic or the Borrower, as the case may be, in matters relating to transactions contemplated by the Credit Agreement.

          "AVAILABLE FACILITY AMOUNT," on any date of determination, shall mean
(a) the Commitment, MINUS (b) the principal amount of all Advances outstanding on such date.

          "AVAILABLE FUNDS" means all funds held in the Funding Notes Collection Account (as the case may be) as of the end of any Due Period.

          "BOARD" shall mean, with respect to any Person, its board of directors or, if it does not have a board of directors, its governing body which performs the same duties as a board of directors.

          "BORROWER" shall mean Epic Master Funding Corporation.

          "BORROWING BASE" shall mean, an amount equal to the lesser of 88% of
(i) the aggregate Outstanding Principal Balance of Eligible Loans pledged to the Trustee on behalf of the Initial Lender, and (ii) the market value of such Eligible Loans as determined solely by PSI, in good faith and in a commercially reasonable manner.

          "BORROWING BASE DEFICIENCY" shall have occurred on any date in which the Outstanding Principal Amount of the Funding Notes exceeds the Borrowing Base.

          "BORROWING NOTICE" shall have the meaning set forth in Section 1.3 of the Credit Agreement.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

          "COLLATERAL" shall mean that portion of the Trust Estate allocated to the Funding Notes.

          "COMMITMENT" shall mean the obligation of the Initial Lender to make Advances in an amount equal to $75,000,000.

          "COMMITMENT TERMINATION DATE" shall mean the earlier of (i) the Maturity Date, (ii) the occurrence of an Event of Default, or (iii) the occurrence of a Funding Termination Event.

          "CREDIT AGREEMENT" shall mean the credit agreement, dated as of September 28, 1998, by and among Epic Resorts, LLC, Epic Master Funding Corporation, as borrower, and Prudential Securities Credit Corporation, as initial lender.

          "CUSTODIAN" shall be Finova Portfolio Services, Inc.

          "CUSTODY AGREEMENT" shall be the custody agreement, dated as of September 28, 1998, by and among the Borrower, the Lender, the Trustee and the Custodian.

          "DEFAULT" shall mean any event or condition that would become an Event of Default after notice or passage of time or both.

          "DEFAULTED LOAN" means for any date of determination, a Loan as to which any of the following has occurred and is continuing: (i) any payment was delinquent more than 90 days as of the end of the related Due Period; (ii) the Servicer or the Administrator has initiated foreclosure proceedings with respect to the related Property or has received the related deed in lieu of foreclosure; or (iii) the Loan should be written off in accordance with the Credit and Collection Policies.

          "DOLLARS" or "$" shall mean the lawful currency of the United States of America, and in relation to any payment, same day or immediately available funds.

          "DUE PERIOD" shall mean, (a) with respect to the initial Due Period, the month of September, 1998, and (b) thereafter, with respect to any Payment Date, the period commencing on the first day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Payment Date occurs.

          "ELIGIBLE LOAN" shall mean any Loan as to which the representations and warranties set forth in Section 2.3(a) of the Credit Agreement are true and correct as of the related Funding Date, and specifically excludes (a) any Loans which payments are delinquent for 61 or more days, and (b) any Defaulted Loan.

          "EPIC" shall mean Epic Resorts, LLC, a Delaware limited liability company.

          "EPIC DEFAULT PERCENTAGE" shall mean, as of any Payment Date, the percentage equivalent of the fraction, (a) the numerator of which is the sum of
(i) the outstanding principal balances of all Loans removed for Liquidation from the Trust Estate pursuant to Section 4.6 of the Indenture, as of the date of such removal (the "Removed Loans"), and (ii) the outstanding principal balances of all Loans which are Defaulted Loans (without duplication), and (b) the denominator of which is the aggregate principal balance of all Loans pledged to the Trustee on each Funding Date (including the Removed Loans).

          "EVENT OF ADMINISTRATOR TERMINATION" shall occur if there is an Event of Default with respect to the Administrator under Section 6.1(b) or 6.1(c) of the Indenture.

          "EVENT OF SERVICING TERMINATION" shall have the meaning assigned thereto in the Servicing Agreement.

          "EVENT OF DEFAULT" shall have the meaning assigned thereto in Sections
6.1 and 13.1 in the Indenture and as supplemented by Section 11 of the Credit Agreement.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "EXECUTIVE OFFICER" with respect to a Person shall mean the Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer.

          "FAIR VALUATION" of the Properties of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

          "FOREIGN OBLIGOR" means an obligor of a Loan who is not a citizen or resident of, and is not making payments from the "United States" (as defined in Section 7701(a)(9) of the Code).

          "FUNDING DATE" shall have the meaning set forth in Section 1.2 of the Credit Agreement.

          "FUNDING NOTEHOLDER" shall mean a Holder of a Funding Note, which initially shall be the Initial Lender.

          "FUNDING NOTES"  shall mean the variable funding notes issued under
Article 13 of the Indenture.

          "FUNDING NOTES COLLECTION ACCOUNT" shall have the meaning assigned to such term in Section 13.3 of the Indenture.

          "FUNDING NOTES DAILY INTEREST" shall mean for any day, the product of the Outstanding Principal Amount for the Funding Notes at the close of business on such day (including any Advances made on such day), and the Funding Notes Interest Rate for such day.

          "FUNDING NOTES INTEREST" shall mean for any Payment Date, the sum of Funding Notes Daily Interest for each day of the related Interest Period.

          "FUNDING NOTES INTEREST RATE" shall mean a per annum rate equal to one month Libor plus 1.50%, reset daily.

          "FUNDING NOTES PRINCIPAL PAYMENT AMOUNT" shall mean, for any Payment Date, the product of (i) 88% and (ii) the sum of (a) the amount of all Payments allocable to principal in respect of the Specified Loans for the related Due Period, and (b) the Unpaid Principal Balance of any Defaulted Loan.

          "FUNDING TERMINATION EVENT" shall have the meaning set forth in
Section 11.2 of the Credit Agreement.

          "GAAP" shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as understood and applied in the United States at the time in question.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "INDENTURE" shall be the indenture, dated as of September 28, 1998, by and among Epic Resorts, LLC, as administrator, Epic Master Funding Corporation, and Marine Midland Bank, as trustee.

          "INITIAL FUNDING DATE" shall have the meaning set forth in Section 1.2 of the Credit Agreement.

          "INITIAL LENDER" shall mean Prudential Securities Credit Corporation, its successors and permitted assigns.

          "INTEREST PERIOD" shall mean the calendar month preceding the related Payment Date.

          "INVESTMENT" shall mean any loan, advance, extension of credit (except for accounts and notes receivable for merchandise sold or services furnished in the ordinary course of business, and amounts paid in advance on account of the purchase price of merchandise to be delivered to the payor within one year of the date of the advance), or purchase of stock, notes, bonds or other securities or capital contribution to any Person, whether in cash or other property. The amount of any Investment shall be its cost (the amount of cash or the fair market value of other property given in exchange therefor).

          "LENDER" shall mean the Initial Lender and any Assignees thereof.

          "LIBOR" shall mean, with respect to any date of calculation, an interest rate per annum equal to the rate appearing on the Telerate Page 3750 on such date as determined by the Lender in good faith.

          "LIEN" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest or other encumbrance arising from a mortgage, deed of trust, hypothecation, cession, transfer, assignment, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "LIEN" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of the Credit Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

          "LOAN ACQUISITION PRICE" shall mean the lesser of (i) 88% of the Unpaid Principal Balance for Eligible Loans as of the date of purchase under the Loan Sale Agreement, and (ii) 88% of the aggregate market value of such Eligible Loans, as determined solely by PSI, in good faith and in a commercially reasonable manner.

          "LOAN FEE" shall have the meaning set forth in Section 18 of the Servicing Agreement.

          "LOAN SALE AGREEMENT" shall mean the Loan Sale Agreement dated as of September 28, 1998 between the Borrower and Epic, pursuant to which the Borrower agrees to acquire Eligible Loans from Epic or its Affiliates, as from time to time further amended, supplemented or modified.

          "MATURITY DATE" in respect of any Advance shall mean the one year anniversary of the Initial Funding Date.

          "MINIMUM ASSIGNMENT DENOMINATION" shall mean $500,000.

          "MONTHLY SERVICER FEE" shall mean, as of any Payment Date, the sum of
(a) a fee, payable monthly, equal to the product of (i) the Loan Fee, and
(ii) the total number of Loans included in the Trust Estate and allocated to the Funding Notes at any time during the immediately preceding Due Period and (b) Reimbursable Servicer Expenses.

          "OFFICER'S CERTIFICATE" (i) with respect to the Trustee, any duly authorized officer, including any vice president, assistant vice president, or any officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and (ii) with respect to Epic, the Servicer or the Borrower shall mean a certificate executed on behalf of such party by the Chairman of the Board, the President or any Vice President of the relevant entity.

          "PAYMENT DATE" shall mean the 10th day of each month (unless such day is not a Business Day, then the next day that is a Business Day) and ending on the Maturity Date.

          "PERMITTED LIENS" shall mean:

          (a)  Liens created under the Indenture;

          (b) Liens securing taxes, assessments, governmental charges or levies not yet due or the payment of which is not then required by Section 9.3 of the Credit Agreement; and

          (c) any Lien which is a mechanics lien assessed against a Property securing a Specified Loan.

          "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subsection thereof).

          "PROGRAM DOCUMENTS" shall mean the Credit Agreement, the Loan Sale Agreement, the Indenture, the Servicing Agreement, the Collateral Assignments, the Custody Agreement, the Engagement Letter and the Notes.

          "PSI" shall mean Prudential Securities Incorporated.

          "RECEIPT" shall be defined in Section 3.1(d) of the Custody Agreement.

          "REIMBURSABLE SERVICER EXPENSES" means reasonable and customary expenses of the Servicer.

          "REQUIREMENT OF LAW" shall mean, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "SECURITIES" shall mean, with respect to any Person, any shares of any class of such Person's capital stock, or any options or warrants to purchase its capital stock or other security exchangeable for or convertible into its capital stock.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

          "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "SECURITY INTEREST" shall mean the security interest and rights created under the Indenture in the Collateral in favor of the Trustee.

          "SECURITIZATION TAKE-OUT" shall mean a transaction pursuant to which the Loans and other related Assets constituting the Trust Estate are either reconveyed by the Trustee to the Borrower, or deemed thereafter to be held by the Trustee for the benefit of securityholders other than the Noteholders, of a trust other than the Trust Estate, and in either case, and such reconveyance or new collateral holding arrangement, is in connection with the public issuance or private placement of securities rated by at least one of the Rating Agencies and backed by the Loans and other related Assets.

          "SERVICER" Finova Portfolio Services, Inc. an Arizona corporation, and its successors and its permitted assigns, or any successor entity designated as such under the Servicing Agreement.

          "SERVICING AGREEMENT" shall mean the Servicing Agreement, dated as of September 28, 1998 among the Servicer, the Borrower and the Trustee.

          "SOLVENT" shall mean, with respect to any Person, that:

          (a) the Properties of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

          (b) based on current projections, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

          (c) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

          "SPECIFIED LOAN" shall mean each Loan pledged by the Borrower to the Trustee under the Indenture as security for its obligations under the Credit Agreement and under the Indenture.

          "SUBSEQUENT FUNDING DATE" shall have the meaning set forth in Section
1.2 of the Credit Agreement.

          "TANGIBLE NET WORTH" shall equal a Person's (i) net worth as calculated under GAAP, less (ii) receivables from stockholders or Affiliates, less (iii) intangible assets as calculated under GAAP.

          "TRUSTEE" shall be Marine Midland Bank.

          "TRUSTEE FEE" shall be $2,000 per annum.

          "UNPAID PRINCIPAL BALANCE" means the unpaid principal amount for such Loan as of the end of the most recent Due Period, or in the case of the Initial Funding, on a date agreed upon by the Lender and the Borrower on the Initial Funding Date.